   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 1996
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             CALIFORNIA                                  77-0059951
   (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)


                              255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 LARRY R. CARTER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               CISCO SYSTEMS, INC.
                              255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                             EDWARD M. LEONARD, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (415) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
         Title of Each                       Amount                 Proposed Maximum     Proposed Maximum            Amount
      Class of Securities                     to Be                     Offering             Aggregate           of Registration
        to be Registered                   Registered              Price Per Share(1)    Offering Price(1)             Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                           1,088,784 Shares                $64.25             $69,954,372              $21,199
  no par value per share
==================================================================================================================================


(1) The price of $64.25, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on December 6, 1996, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on December 6, 1996.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED DECEMBER 13, 1996


                                1,088,784 SHARES



                               CISCO SYSTEMS, INC.
                                  COMMON STOCK




         This Prospectus relates to the public offering, which is not being underwritten, of 1,088,784 shares of Common Stock, no par value per share, of Cisco Systems, Inc. ("Cisco", the "Company" or the "Registrant"). All 1,088,784 shares (the "Shares") may be offered by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the Shares were originally issued by the Company in connection with the acquisition by statutory merger of NETSYS Technologies, Inc. ("Netsys"), by and through a merger of Netsys with and into the Company. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to section 1.10 of the Agreement and Plan of Reorganization between Cisco and Netsys.

         The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

         The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On December 6, 1996 the average of the high and low price for the Common Stock was $64.25.


         The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
               COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is December ___, 1996

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

         The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 0-18225) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended July 28, 1996;

         2. The Company's Current Report on Form 8-K filed October 1, 1996, as amended on Form 8-K/A filed on October 15, 1996;

         3. Definitive Proxy Statement dated October 7, 1996, filed in connection with the Company's 1996 Annual Meeting of Shareholders; and

         4. The description of the Company's Common Stock, no par value per share, contained in its Registration Statement on Form 8-A dated January 8, 1990, including any amendment or report filed for the purpose of updating such description.

                                       2.

         5. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

         Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Vice President and Chief Financial Officer, at the principal executive offices of Cisco Systems, Inc., 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.

                                       3.

                                   THE COMPANY

         The principal executive offices of Cisco are located at 255 West Tasman Drive, San Jose, California, 95134. Cisco's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

         The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders.

                                       4.

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares of Common Stock owned by each of the Selling Shareholders. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.

                                                     Number of                                       Number of
                                                      Shares               Percent of                 Shares
                                                   Beneficially            Outstanding            Registered for
Name of Selling Shareholder                            Owned                  Shares                Sale Hereby
---------------------------                            -----                  ------                -----------
Kamalesh A. Amin                                       4,922                    *                        4,922
Omar Baldonado                                         5,168                    *                        5,168
Michael I. Barach                                        444                    *                          444
Bessemer Venture Partners III, L.P.                   98,712                    *                       98,712
William Gordon Braide                                 11,813                    *                       11,813
Steven M. and Patricia Brand                           6,152                    *                        6,152
Brimstone Island Company, L.P.                         2,510                    *                        2,510
Gary F. Brown & Deborah M. Brown                       2,953                    *                        2,953
    Family Trust,
    Gary F. & Deborah M. Brown
    TTEES dated 02/10/95
Neill H. Brownstein                                      889                    *                          889
Robert H. Buescher                                       622                    *                          622
William T. Burgin                                      2,359                    *                        2,359
BVP III Special Situations L.P.                        3,768                    *                        3,768
Richard Cariaso                                          442                    *                          442
Chin-Chin Samantha Chen                                  265                    *                          265
Trustee, WSGR Retirement Plan FBO                        222                                               222
Kenneth Clark
Rodney A. Cohen                                          266                    *                          266
David J. Cowan                                           590                    *                          590
Richard R. Davis                                         885                    *                          885
Georgia D. Dow and Marilyn Nyborg,                       442                    *                          442
    Trustees of the Nyborg-Dow Trust
    dated January 8, 1996
Joel Evanier                                          17,719                    *                       17,719
Abdul F. Fakhoury Family Trust and                     2,461                    *                        2,461
    Olive Marian Fakhoury Family Trust
Jamal A. and Tamal Fakhoury                            2,584                    *                        2,584
Emad A.F. and Muna M. Fakhoury                         2,461                    *                        2,461
Riadh A. Fakhoury and Manal A. Fakhoury               46,760                    *                       46,760


                                       5.

                                                     Number of                                       Number of
                                                      Shares               Percent of                 Shares
                                                   Beneficially            Outstanding            Registered for
Name of Selling Shareholder                            Owned                  Shares                Sale Hereby
---------------------------                            -----                  ------                -----------
Mark Fountaine                                           738                    *                          738
Christopher F.O. Gabrieli                              4,299                    *                        4,299
Gabrieli Family Foundation                               570                    *                          570
Stephen E. Garritano                                   3,691                    *                        3,691
Susan Girgis                                           2,953                    *                        2,953
Adam P. Godfrey                                          266                    *                          266
Richard Greenberg                                        738                    *                          738
G. Felda Hardymon                                      5,253                    *                        5,253
Bruce Hayek                                            1,771                    *                        1,771
Barbara M. Henagan                                       442                    *                          442
H. Joseph Horowitz and
Joele L. Horowitz, TTEES of the Horowitz              23,644                    *                       23,644
    Family Trust UTD 11/06/89
Thomas G. Kluberton                                   12,587                    *                       12,587
Anna Lam                                               6,644                    *                        6,644
Robert P. Latta                                          222                    *                          222
Kim Lee-Thorp                                          2,953                    *                        2,953
James Lespasio                                           738                    *                          738
Michael Lloyd                                          2,953                    *                        2,953
Peter A. Luchetti and Emily W. Luchetti as             2,214                    *                        2,214
    Co-Trustees of the Luchetti Living Trust
    dated May 12, 1992
Herbert S. Madan                                     350,568                    *                      350,568
James McGuire                                         90,341                    *                       90,341
Network General Corporation                           32,101                    *                       32,101
Ronald E. New and Mara Beltrami New                   26,087                    *                       26,087
Kirsten Olney                                          1,107                    *                        1,107
Gautam A. Prakash                                        311                    *                          311
Ann H. Peden                                           1,033                    *                        1,033
Richard Pelavin                                       90,341                    *                       90,341
Chi Kim Pham                                           7,752                    *                        7,752
John T. and June L. Poppleton                         10,165                    *                       10,165
Quentin Corporation                                    1,334                    *                        1,334
Margit Raboff                                          3,691                    *                        3,691
Elise Raphael                                          1,476                    *                        1,476
John Kosmas Rodakis                                      266                    *                          266
Annemarie Rudolf                                       7,383                    *                        7,383
Thomas F. Ruhm                                           177                    *                          177
Sequoia 1995(2)                                        1,244                    *                        1,244


                                       6.

                                                     Number of                                       Number of
                                                      Shares               Percent of                 Shares
                                                   Beneficially            Outstanding            Registered for
Name of Selling Shareholder                            Owned                  Shares                Sale Hereby
---------------------------                            -----                  ------                -----------
Sequoia XXIV(2)                                        2,668                    *                        2,668
Sequoia Technology Partners VI(2)                      4,891                    *                        4,891
Sequoia Capital VI(2)                                 89,021                    *                       89,021
Eric Siegel                                            4,872                    *                        4,872
Aspi Siganporia                                        3,691                    *                        3,691
Martha Smith                                             147                    *                          147
Rabrindra Lal Soni                                       295                    *                          295
Susan Spaan                                            1,107                    *                        1,107
Philip G. Speck                                        2,953                    *                        2,953
David Speicher                                         2,214                    *                        2,214
Anthony T. Su                                          2,953                    *                        2,953
John N. Tannebring                                    20,673                    *                       20,673
Heather Thatcher                                          73                    *                           73
Richard C. and Mary Jane                               4,195                    *                        4,195
    Thompson Trustees of the
    Richard C. and Mary Jane
    Thompson Revocable Trust
    dated October 31, 1985
Ronald Vincent                                         2,953                    *                        2,953
Del White                                              2,953                    *                        2,953
Anne Wilson                                           11,813                    *                       11,813
David W. Wong                                          8,121                    *                        8,121
Roger G. Wood                                          2,584                    *                        2,584
WS Investments 95                                      2,223                    *                        2,223
Robert Zuckerman                                       4,922                    *                        4,922

    Total                                          1,088,784                                         1,088,784


----------------------------------
* Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Donald T. Valentine, a general partner of Sequoia Capital, is Vice Chairman of the Board of the Company and may be deemed to share voting and investment power with respect to such shares. Mr. Valentine disclaims beneficial ownership of such shares except to the extent of his interest in such shares arising from his interests in the Sequoia entities referred to above.

                                       7.

                                  LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.


                                     EXPERTS

The consolidated balance sheets as of July 28, 1996 and July 30, 1995 and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended July 28, 1996, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                       8.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                          SEC Registration fee                    $21,199
                          Legal fees and expenses                  15,000
                          Accounting fees and expenses              5,000
                          Miscellaneous                             3,801
                                                                  -------
                                          Total                   $45,000
                                                                  =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.


ITEM 16.  EXHIBITS

2.1      Agreement and Plan of Reorganization.
5.1      Opinion of Brobeck, Phleger & Harrison LLP.
23.1     Consent of Coopers & Lybrand L.L.P.
23.2 Consent of Brobeck, Phleger & Harrison (included in the Opinion of Counsel filed as Exhibit 5.1 hereto).
24.1     Power of Attorney (included on page II-3 of this Registration
         Statement).


ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this day of , 1996.

                                      CISCO SYSTEMS, INC.



                                      By /s/ John T. Chambers
                                         ---------------------------------------
                                         John T. Chambers
                                         President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                                Title                                               Date
----------                                -----                                               ----
/s/ John T. Chambers                      President, Chief Executive                   December 12, 1996
----------------------------------        Officer and Director (Principal
John T. Chambers                          Executive Officer)




/s/ Larry R. Carter                       Vice President, Finance and                  December 12, 1996
----------------------------------        Administration, Chief Financial
Larry R. Carter                           Officer and Secretary
                                          (Principal Financial and Accounting
                                          Officer)




/s/ John P. Morgridge                     Chairman of the Board                        December 12, 1996
----------------------------------        and Director
John P. Morgridge

Signatures                                Title                           Date
----------                                -----                           ----
/s/ Donald T. Valentine                   Director                 December 12, 1996
----------------------------------
Donald T. Valentine



/s/ Michael S. Frankel                    Director                 December 12, 1996
----------------------------------
Michael S. Frankel



/s/ James F. Gibbons                      Director                 December 12, 1996
----------------------------------
James F. Gibbons



/s/ Robert L. Puette                      Director                 December 12, 1996
----------------------------------
Robert L. Puette



/s/ Masayoshi Son                         Director                 December 12, 1996
----------------------------------
Masayoshi Son



/s/ Steven M. West                        Director                 December 12, 1996
----------------------------------
Steven M. West



/s/ Richard M. Moley                      Director                 December 12, 1996
----------------------------------
Richard M. Moley



/s/ Edward R. Kozel                       Director                 December 12, 1996
----------------------------------
Edward R. Kozel



/s/ Carol Bartz                           Director                 December 12, 1996
----------------------------------
Carol Bartz

                                Index to Exhibits

Exhibit
Number                           Exhibit Title



2.1      Agreement and Plan of Reorganization

5.1      Opinion of Brobeck, Phleger & Harrison LLP

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of Counsel filed as Exhibit 5.1)

24.1     Power of Attorney (included on page II-3 of this Registration
         Statement)